Exhibit 8

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (hereinafter referred to as "Escrow Agreement") is dated as of April 2, 2019, among REITless Impact Opportunity Zone Strategies, LLC (hereinafter referred to as "Company"), North Capital Private Securities Corporation, a Delaware Corporation, located at 623 E Ft. Union Blvd, Suite 101, Salt Lake City, UT 84047 (“NCPS”); and The Kingdom Trust Company, a South Dakota Corporation, located at 1105 State Route 121 Bypass North, Suite B, Murray, KY 42071, as escrow agent (hereinafter referred to as "Escrow Agent").

RECITALS

WHEREAS, Company proposes to offer for sale securities as described in the Offering s under Section 3(b)(2) of the Securities Act and pursuant to Tier II of Regulation A.; and

WHEREAS, Company has engaged NCPS to offer for sale up to $ 50,000,000 of securities (the “Securities”) on a “best efforts” basis, pursuant to an Offering Document or registration statement.

WHEREAS, Company and NCPS seek a trust company to provide escrow services for the sale of the Securities; and.

WHEREAS, Kingdom is in the business of providing such Escrow services; and

WHEREAS, Company, NCPS and Kingdom have discussed a relationship whereby Kingdom will serve as the Escrow firm for the sale of the Securities: and

WHEREAS, Company, NCPS and Kingdom desire to reduce their agreement to writing; and

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.   Sale of Securities. Company and NCPS wish to sell the Company’s Securities from the Company’s website. An affiliate of NCPS has supplied technology to facilitate the online purchases of Publicly Registered Non-Traded Securities. Prospective purchasers will post orders for the Company’s Securities to the Company’s website. Notification of a successful purchase will be sent to Kingdom by Company or NCPS. Company will require buyer to deliver the documents necessary to complete the purchase of the Securities to NCPS and the funds necessary to complete the sale and purchase to Kingdom. These documents include but may not be limited to the KYC/OFAC/AML documentation, the Subscription Document and suitability documentation. The funds will include funds sufficient to cover the cost purchase as well as the Escrow and processing fees associated with the sale and purchase. Kingdom will maintain the escrowed funds in an FDIC-insured account at a financial institution of its choosing.

2.  Appointment of Escrow Agent; Deposits of Cash and Minimum Offering

(a)  The Company hereby appoints Kingdom as its Escrow Agent and custodian to hold and disburse the consideration deposited with the Escrow Agent pursuant to the terms of this Escrow Agreement.

(b)  Kingdom will serve as the Escrow firm for the transactions initiated through the Company’s website. In that capacity, Kingdom will collect and maintain all of the funds.

(c)  NCPS will collect and maintain all transaction-related documentation and will notify Kingdom of any deficiencies in the documentation and work with the Company to resolve those deficiencies.NCPS agrees to provide Kingdom with copies of the same should Kingdom require such copies. .

(d)  NCPS will notify Kingdom of the successful purchase of the Publicly Registered Non- Traded Securities interests.

(e)  Upon receipt of notification of a successful purchase, and once the Minimum Offering of $500,000 has been completed, Company and NCPS will deliver a closing statement to Kingdom. Kingdom will close the transaction based upon the closing statement from Company delivering the purchase price to the Company, disbursing fees as set forth on the closing statement.

(f)   It is understood and agreed between the parties that Kingdom’s client in this matter is Company and NCPS and Kingdom will perform all necessary Anti-Money Laundering and Know-Your-Customer due diligence with regard to Company. It is further understood and agreed that by signing this Agreement, Company and NCPS hereby assert and attest that NCPS is doing all required due diligence, including but not necessarily limited to both AML and KYC on the entities and individuals purchasing the Securities and will provide documentary evidence of the same to Kingdom upon request.

3.   Purpose of Escrow Funds. The Company acknowledges and agrees that the purpose of the Escrow Funds is to hold and safeguard the Funds pending the Closing of the Offering by the Company pursuant to the Offering Documents.

4.   Investments; Disposition of Income. The Escrow Agent shall place the Escrow Funds in a separate non-interest bearing account as directed in writing by the Company.

5.  Concerning the Escrow Agent.

(a)  The Escrow Agent shall not be under any duty to give the Funds held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder.

(b)   This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any other agreement by or among the parties hereto except this Escrow Agreement.

(c)  The Escrow Agent shall not be liable, except for its own gross negligence, willful misconduct or breach of this Escrow Agreement, and, except with respect to claims based upon such gross negligence, willful misconduct or breach of this Escrow Agreement, that are successfully asserted against the Escrow Agent, Company and NCPS shall indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorney's fees and disbursements, arising out of and in connection with this Escrow Agreement.

(d)   The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the proprieties, validity or the service thereof. The Escrow Agent may act in reliance upon any instrument or signature reasonably believed by it to be genuine and may assume that any person purporting to give notice or advice, accept receipt of or execute any document, or make any statement in connection with the provisions hereof, has been duly authorized to do so.

(e)  The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in accordance with such advice, except for any action constituting gross negligence, willful misconduct or a breach of this Escrow Agreement.

(f)   The Escrow Agent is serving as escrow holder only and has no interest in the Escrow Funds deposited hereunder. Any payments of income from this Escrow Agreement shall be subject to withholding regulations then in force with respect to United States taxes. The Company will provide the Escrow Agent with appropriate W-9 forms for tax identification number certification or nonresident alien certifications. This Section 5(f) and Section 5(c) shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

(g)   The Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or other documents or instrument held by or delivered to it.

(h)   The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(i)   The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Funds to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The resignation of the Escrow Agent will take effect on the earlier of

(i)	the appointment of a successor (including a court of competent jurisdiction) or

(ii)	the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility after that time shall be to safekeep the Funds until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final order of a court of competent jurisdiction.

(j)   The Escrow Agent shall have no responsibility for the contents of any writing of the arbitrators or any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

(k)   In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Funds, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Funds until the Escrow Agent shall have received

(i)	a final non-appealable order of a court of competent jurisdiction directing delivery of the Funds or

(ii)	a written agreement executed by the other party[ies] hereto directing delivery of the Funds, in which event the Escrow Agent shall disburse the Funds in accordance with such order or agreement. Any court order referred to in clause (i) above shall be accompanied by a legal opinion of counsel for the presenting party satisfactory to the Escrow Agent to the effect that said court order is final and non-appealable. The Escrow Agent shall act on such court order and legal opinions without further question.

(l)   Notwithstanding anything to the contrary contained herein, in the event of any dispute between the parties hereto as to the facts of default, the validity or meaning of these instructions or any other fact or matter relating to the transaction between the parties, the Escrow Agent is instructed as follows:

(i)	That it shall be under no obligation to act, except as and to the extent directed under process or order of court, or until it has been adequately indemnified to its full satisfaction, and shall sustain no liability for its failure to act pending such process or court order or indemnification; and
(ii)	That it may in its sole and absolute discretion, deposit the property herein or so much thereof as remains in its hands with Clerk of the Court of Calloway County, State of Kentucky, interplead the parties hereto, and upon so depositing such property and filing its complaint in interpleader it shall be relieved of all liability under the terms hereof as to the property so deposited, and furthermore, the parties hereto for themselves, their heirs, legal representatives, successors and assigns do hereby submit themselves to the jurisdiction of said court and do hereby appoint the Clerk, of said court as their Agent for the service of all process in connection with such proceedings. The institution of any such interpleader action shall not impair the rights of the Escrow Agent under Section 5(c) above.

(m)   The Company agrees to pay the Escrow Agent as compensation for the services of the Escrow Agent described herein, as set forth in numbered paragraph 6 below. In addition, the Company agrees to pay all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel).

(n)   No printed or other matter in any language (including, without limitation, Offerings, notices, reports and promotional materials) which mentions the Escrow Agent's name or the rights, powers or duties of the Escrow Agent shall be issued by any other party hereto or on such party's behalf unless the Escrow Agent shall first have given its specific written consent to such mention(s), which consent shall not be unreasonably withheld or delayed.

6.   Compensation. In return for its Escrow services, Kingdom shall receive an administration fee equal to One Hundred Dollars ($100.00). Kingdom shall also receive a fee for each escrow break in an amount equal to One Hundred Dollars ($100.00). Kingdom shall also be entitled to charge a wire fee equal to Thirty Dollars ($35.00), a return check or wire fee of Fifty Dollars ($50.00) and a special handling fee equal to Seventy-five ($75.00) for services including overnight delivery, expedited processing and other transaction-related expenses. All fees shall be paid to Kingdom from the funds it holds for each transaction. Should the escrow account be cancelled after Kingdom commences its work as defined in this agreement, Kingdom shall be entitled to its minimum fee for One Hundred Dollars ($100.00).

7.   Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing. All such notices shall be delivered personally, by facsimile or by reputable overnight courier (costs prepaid), and shall be deemed given or made when delivered personally, the business day sent if sent by facsimile or one business day after delivery to the overnight courier for next business day delivery. All such notices are to be given or made to the parties at the following addresses (or to such other address as any party may designate by a notice given in accordance with the provisions of this Section):

If to the Company:

REITless Impact Opportunity Zone Strategies, LLC

c/o James P. Dowd

623 E Fort Union Blvd

Midvale, UT 84047

801 210 7851

415 315 9916

If to NCPS:

North Capital Private Securities Corporation

c/o James P. Dowd

623 E Fort Union Blvd

Midvale, UT 84047

801 210 7851

415 315 9916

If to the Escrow Agent:

The Kingdom Trust Company

c/o Jason Anderson

1105 State Route 121 Bypass North, Suite B

Murray, Kentucky 42071

Telephone: (270) 226-1000

Facsimile: (270) 226-1001

8.   Waivers and Amendments. This Escrow Agreement may be amended, superseded, canceled, renewed or extended and the terms hereof may be waived only by a written instrument signed by the Company and the Escrow Agent.

9.   Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures provided by facsimile or electronic transmission will be deemed to be original signatures.

10.   Governing Law; Severability; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of South Dakota, without reference to the choice of law or conflicts of law principles thereof. Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement shall nevertheless continue in full force and effect. Any cause of action or claim for damages brought related to this Agreement shall be filed in the courts of Minnehaha County, South Dakota and all parties hereto submit and consent to the jurisdiction and venue of such Courts.

11.   Assignment. Neither the rights nor the obligations of any party to this Agreement may be transferred or assigned, except as provided in this Agreement or by the express written agreement of the parties hereto. Any purported assignment of this Agreement shall be null, void and of no effect.

12.   Termination. This Escrow Agreement shall terminate upon the complete distribution of the Funds in accordance with the terms hereof (the " Termination Date "). Notwithstanding the foregoing, the Company may extend the Termination Date by delivering a written notice to that effect to the Escrow Agent at least two business days prior to the Termination Date, in which event this Agreement shall terminate on the date specified in such notice. If any Funds are subject to a dispute under Section 5(l), this Escrow Agreement shall remain in full force and effect until such dispute is resolved in accordance with such Section 5(l).

13.   Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective representatives, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on the date and year first written above.

THE COMPANY:

REITless Impact Opportunity Zone Strategies, LLC

By: /s/ James P. Dowd

James P. Dowd

CEO of North Capital Inc., the Manager

NCPS:

North Capital Private Securities Corporation

By: /s/ James P. Dowd

James P. Dowd

CEO and Managing Director

THE ESCROW AGENT:

The Kingdom Trust Company

By: /s/ Jason Anderson

Name: Jason Anderson

Title: President